EXHIBIT 23.2


                         INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Stockholders of CONAIR CORPORATION
East Windsor, New Jersey


We consent to the use in Amendment No. 1 to Registration Statement No. 33-90648 of Conair Corporation on Form S-1 of our report dated April 7, 1995, appearing in the Prospectus, which is a part of such Registration Statement, and to the references to us under the heading "Experts" in such Prospectus.



Deloitte Touche Tohmatsu
International Reporting Auditors
Paris, France
April 17, 1995